UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

SPX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6948 (Commission File Number)	38-1016240 (IRS Employer Identification No.)

13320-A Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (980) 474-3700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SPXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2019, SPX Corporation (the “Company”) and certain of its subsidiaries entered into a Third Amendment to Credit Agreement dated as of December 17, 2019 (the “Third Amendment”) to amend the Company’s existing Credit Agreement, dated as of September 1, 2015, as previously amended (the “Existing Credit Agreement” and, as amended by the Third Amendment, the “Credit Agreement”; capitalized terms used herein and not defined herein having the meanings given to such terms in the Credit Agreement), by and among the Company, the foreign subsidiary borrowers party thereto, the lenders party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as foreign trade facility agent, and Bank of America, N.A., as administrative agent. The Third Amendment amended the Existing Credit Agreement to, among other things:

•	extend the term of each of the facilities under the Existing Credit Agreement to December 17, 2024;

•	reduce the available amount under the participation foreign credit instrument facility to $55 million and adjust the available amount under the bilateral foreign credit instrument facility to $45 million;

•	increase the commitments under the domestic revolving credit facility from $200 million to $300 million;

•	make available to the Company a new term loan facility, fully funded on December 17, 2019, in the amount of $250 million, the proceeds of which were applied, together with borrowings under the domestic revolving credit facility, to prepay its existing term loan facility under the Existing Credit Agreement in full. The new term loan facility replaces the existing term loan facility, which initially had been in the amount of $350 million, and will amortize on a quarterly basis beginning in year two, in an annual amount equal to 2.5% of the original principal amount of the facility in year two, 5.0% of such original principal amount in each of years three and four and 1.25% of such original principal amount in each of the first three quarters of year five, with the remaining outstanding principal amount payable at maturity;

•	increase the Consolidated Leverage Ratio that the Company is required to maintain as of the last day of any fiscal quarter to not more than 3.75 to 1.00 (or up to 4.25 to 1.00 for the four fiscal quarters after certain permitted acquisitions);

•	reduce the Consolidated Interest Coverage Ratio that the Company is required to maintain as of the last day of any fiscal quarter to not less than 3.00 to 1.00; and

•	adjust the per annum fees charged and the interest rate margins applicable to Eurodollar and alternate base rate loans, in each case based on the Consolidated Leverage Ratio, to be as follows:

Consolidated Leverage Ratio	Domestic Revolving Commitment Fee	Global Revolving Commitment Fee	Letter of Credit Fee	Foreign Credit Commitment Fee	Foreign Credit Instrument Fee	LIBOR Rate Loans	ABR Loans
Greater than or equal to 3.50 to 1.0	0.350%	0.350%	2.000%	0.350%	1.250%	2.000%	1.000%
Between 2.50 to 1.0 and 3.50 to 1.0	0.300%	0.300%	1.750%	0.300%	1.000%	1.750%	0.750%
Between 1.75 to 1.0 and 2.50 to 1.0	0.275%	0.275%	1.500%	0.275%	0.875%	1.500%	0.500%
Less than 1.75 to 1.0	0.250%	0.250%	1.375%	0.250%	0.800%	1.375%	0.375%

The foregoing is a summary of the Third Amendment and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated as of December 17, 2019, among SPX Corporation, the Foreign Subsidiary Borrowers, the Subsidiary Guarantors, the Lenders party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and Bank of America, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION
(Registrant)

Date: December 17, 2019	By:	/s/ Scott W. Sproule
Scott W. Sproule
Vice President, Chief Financial Officer and Treasurer

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